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                                                                  EXHIBIT 23.1

                          CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-28239 and 333-90399) and in the related Prospectuses and in Form S-8 (Nos. 333-15355, 333-15353, 333-29321,
333-15349, 333-15357, 333-29319, 333-84381, 333-84373, 333-84377, 333-93397,
and 333-93249) of Millennium Pharmaceuticals, Inc. of our report dated January 27, 2000, with respect to the consolidated financial statements of Millennium Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.

                                            /s/ Ernst & Young LLP

Boston, Massachusetts
February 22, 2000